Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on April 11, 2016 pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan of our report dated March 28, 2016 with respect to the consolidated financial statements of Onconova Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 11, 2016